UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2017

Steel Partners Holdings L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 520-2300

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 31, 2017, Steel Partners Holdings L.P. (the “Company”) issued a press release announcing that the New York Stock Exchange (the “NYSE”) has approved for listing the Company’s 6.0% Series A preferred units to be issued in connection with its exchange offer to acquire the 36% of Steel Excel Inc. that it does not own, subject to the satisfaction of the NYSE’s applicable distribution standards. Subject to the satisfaction of the conditions to the offer, upon completion of the offer and subsequent merger, the Company expects to issue in excess of 2,500,000 preferred units having an aggregate liquidation value of over $63.5 million, and therefore expects to satisfy the NYSE’s applicable distribution standards (including the requisite number of beneficial holders). A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2017	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc. Its General Partner

	By:	/s/ Douglas Woodworth
		Name:	Douglas Woodworth
		Title:	Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
99.1	Press Release dated January 31, 2017